UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2007

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On June 27, 2007, Sunrise Senior Living, Inc. (the “Company”) entered into an amendment of its $250 million bank credit facility with Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Wachovia Bank, National Association, LaSalle Bank National Association, HSBC Bank USA, N.A., Manufacturers and Traders Trust Company, PNC Bank, National Association, Chevy Chase Bank, F.S.B., Farmers & Mechanics Bank and First Horizon Bank, that matures on December 2, 2009. Under the amendment, the lenders agreed to modify the delivery dates to September 15, 2007 of all 2006 quarterly financial statements, the audited annual 2006 financial statements and the quarterly financial statements for the first two quarters of 2007 required to be delivered to the lenders under the credit agreement. The interest rate applicable to the outstanding balance under the bank credit facility (which was approximately $50 million as of July 3, 2007) was also increased effective July 1, 2007 from LIBOR plus 225 basis points to LIBOR plus 250 basis points. The Company also had $73.6 million of letters of credit outstanding under the credit agreement as of July 3, 2007. The Company does not expect to be able to furnish the lenders with all of the financial information required to be furnished by September 15, 2007. However, the Company has been providing, and expects to continue to provide, to the lenders operating metrics and certain other financial information. In the event the Company is unable to furnish the lenders with all of the financial information required to be furnished under the amendment by September 15, 2007, the lenders under the credit facility could, among other things, agree to a further extension of the delivery dates for the financial information, exercise their rights to accelerate the payment of all amounts then outstanding under the credit agreement and require the Company to replace or provide cash collateral for the outstanding letters of credit, or pursue further modifications with respect to the credit facility. The Company paid the lenders an aggregate fee of approximately $312,500 for entering into the amendment.

From time to time, the Company has had customary commercial banking relationships with certain of the lenders, including other commercial lending and banking arrangements. In addition, the Company has engaged and may in the future engage, from time to time, one or more of the lenders or their affiliates to provide investment banking and other advisory and financial services to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: July 3, 2007	By:	/s/ John F. Gaul
John F. Gaul
General Counsel